UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2014

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2014, Onconova Therapeutics, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1. To elect the seven nominees named in the Company’s proxy statement to serve for a one-year term as a director of the Company expiring at the Company’s 2015 Annual Meeting of Stockholders and, in each case, until a successor is elected and qualified. Each nominee for director was elected by a vote of the stockholders as follows:

Name	For	Withheld	Broker Non-Votes

Henry S. Bienen	12,100,043	396,996	5,551,207
Jerome E. Groopman	12,107,433	389,606	5,551,207
Michael B. Hoffman	12,113,163	383,876	5,551,207
Ramesh Kumar	12,094,663	402,376	5,551,207
Viren Mehta	12,047,344	449,695	5,551,207
E. Premkumar Reddy	11,659,648	837,391	5,551,207
Anne M. VanLent	12,098,571	398,468	5,551,207

2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain

17,893,162	128,698	26,386

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2014	Onconova Therapeutics, Inc.

	By:	/s/ Ajay Bansal
Name: Ajay Bansal
Title: Chief Financial Officer

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